Exhibit 10.ii.b

FIRST AMENDMENT TO THE PRODUCT SUPPLY AGREEMENT

This private agreement is hereby lawfully entered by MOSAIC DE ARGENTINA SOCIEDA ANONIMA; MOSAIC FERTILIZANTES DO BRASIL S.A.; and CARGILL AGROPECUARIA S.A.C.I.; all duly identified to each other, and they do hereby covenant and agree to this amendment to THE PRODUCT SUPPLY AGREEMENT, signed on January 20, 2009, according to the following clauses and conditions:

(1)	The Parties jointly agree to extend the Product Supply Agreement for one year, which shall remain effective until December 22, 2010,

(2)	All other clause and conditions of the Agreement amended hereunder remain unchanged.

IN WITNESS WHEREOF, the Parties sign this Amendment in two copies of same tenor, in the presence of the witnesses here undersigned.

Sao Paulo,                                         .

MOSAIC DE ARGENTINA SOCIEDA ANONIMA

MOSAIC FERTILIZANTES DO BRASIL S.A.

CARGILL AGROPECUARIA S.A.C.I.

Witnesses:

1)	2)